UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2011

(Exact name of registrant as specified in charter)

001-11302

(Commission

File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On June 29, 2011, the Board of Governors of the Federal Reserve System approved Regulation II, Debit Card Interchange Fees and Routing, by adopting a final rule as well as a related interim final rule (the “Regulation”). The Regulation limits debit card issuer interchange fees for electronic debit transactions, and implements provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The Regulation reduces the maximum allowable interchange fee per transaction to: $.21, plus a fraud allowance of five (5) basis points on the transaction value, and provides, through the interim final rule, for an additional $.01 fraud prevention adjustment to the interchange fee for issuers that meet certain fraud prevention requirements. If interchange fees are set at the maximum amount allowed by the Regulation and we receive the fraud adjustment amount, we estimate that the impact on our debit interchange revenue stream will be an annualized decline of approximately $50 million to $60 million before any potential offsets from other fees or charges that may be implemented. The relevant portions of the Regulation are not effective until October 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: July 5, 2011	/s/ Paul N. Harris
	By:	Paul N. Harris
General Counsel and Secretary

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